Exhibit 99.87

Execution Copy

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1, dated as of February 11, 2019 (this “Amendment”), to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of January 17, 2019, by and among Transform Holdco LLC, a Delaware limited liability company (together with any applicable Affiliated Designee, “Buyer”), Sears Holdings Corporation (“SHC” or the “Seller” and together with each of its Subsidiaries party to the Purchase Agreement, the “Sellers”) is entered into by and among Buyer and each Seller. Terms capitalized but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, Buyer and the Sellers have previously entered into the Purchase Agreement pursuant to which, among other things, Buyer will acquire the Acquired Assets and assume the Assumed Liabilities on the terms and subject to the conditions set forth in the Purchase Agreement; and

WHEREAS, Buyer and the Sellers desire to amend the Purchase Agreement in accordance with Section 13.3 of the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in the Purchase Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I AMENDMENTS

SECTION 1.01. Section 1.1 of the Purchase Agreement is amended as follows:

(a) The definition of “Acquired Inventory” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Acquired Inventory” shall mean (i) with respect to any Operating Leased Property, all Inventory which is located at, on or in transit to the applicable Operating Lease Property as of the Closing Date, (ii) with respect to any Operating Owned Property, all Inventory which is located at, on or in transit to the Operating Owned Property as of the Closing Date, (iii) with respect to any IP/Ground Lease Property, all Inventory which is located at, on or in transit to the IP/Ground Lease Property as of the Closing Date, (iv) with respect to any Operating Sparrow Properties, all Inventory located at, on or in transit to the Operating Sparrow Properties, and (v) all other Inventory Related to the Business other than Inventory included in clause (ii) of the definition of Excluded Inventory.

(b) The definition of “Buyer Party Release” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety.

(c) The definition of “Designatable Lease” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Designatable Lease” shall mean each of (i) the GOB Leases, the Operating Leases, the Landlord Leases and the Sparrow Subleases and (ii) to the extent applicable to such leases and lease agreements, all non-disturbance agreements with fee owners or senior landlords, subordination, non-disturbance and attornment agreements, waivers and consents in favor of any Seller, estoppel certificates from landlords under any of the Leases (to the extent assignable), and landlord waivers or other collateral access agreements in favor of any Seller or any asset-based lenders.

(d) The following is added as a new defined term:

“Employee Lease Agreement” shall mean the agreement substantially in the form of Exhibit H.

(e) The definition of “Expenses” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Expenses” shall mean (i) the Buyer Occupancy Costs, if applicable, and (ii) the reasonable and documented out-of-pocket fees, costs and expenses or other disbursements borne by any Seller or its Affiliates incurred or accruing (a) during the Designation Rights Period, to the extent Related to the Operating Leases, Operating Leased Stores, Landlord Leases or Sparrow Leases, (b) to the extent Related to the GOB Leases or GOB Leased Stores following the GOB Period for each such GOB Lease or GOB Leased Store, (c) to the extent Related to the GOB Owned Stores following the GOB Period for such GOB Owned Store, (d) after the Closing, to the extent related to an Additional Contract or any Operating Lease, Operating Leased Store, Landlord Lease or Sparrow Lease or (e) as a result of the Sellers being the tenant or landlord under the Designatable Lease or Additional Contract during, with respect to the GOB Leased Stores, the period commencing after the GOB Period for each such GOB Leased Store and ending at the expiration of the Designation Rights Period, and with respect to any Operating Leased Property, Landlord Lease or Sparrow Lease, during the Designation Rights Period, and any reasonable and documented fees, costs and expenses incurred by any Seller or its Affiliates in connection with any transfer of a Designatable Lease to Purchaser following the Designation Rights Period, but in each case shall not, for the avoidance of doubt, include rejection damages or Cure Costs.

(f) The definition of “GOB Period” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“GOB Period” shall mean with respect to each GOB Store, the period commencing on the Closing Date and ending on the date that the Seller delivers written notice to Buyer that the “going-out-of-business” sale with respect to such GOB Store, as applicable, has been completed and all inventory of the Sellers has been removed from such GOB Store, as applicable. For the avoidance of doubt, the Sellers may deliver any such notice on or prior to the Closing Date.

(g) The definition of “GOB Stores” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“GOB Stores” shall mean, individually or collectively as the context may require, the GOB Leased Stores, the GOB Sparrow Properties and the GOB Owned Stores.

(g) The following is hereby added as a new defined term:

“Landlord Leases” shall mean each of (i) those leases or lease agreements (including ground leases) related to the Owned Real Property under which any Seller is the lessor (together with all amendments, modifications, supplements and renewals thereof), and (ii) to the extent applicable to such leases and lease agreements, all non disturbance agreements with fee owners or senior landlords, subordination, non disturbance and attornment agreements, waivers and consents in favor of any Seller, estoppel certificates from landlords under any such leases and lease agreements (to the extent assignable), and landlord waivers or other collateral access agreements in favor of any Seller or any asset based lenders.

(h) The definition of “Occupancy Expenses” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Occupancy Expenses” shall mean, with respect to any Lease Premises, Owned Real Property or Sparrow Property, all liquidated costs, expenses, obligations and liabilities under or in connection with the applicable Lease payable or paid by any Seller, including any and all mortgage payments, base rent, percentage rent, additional rent, CAM, utilities, Property Taxes and assessments, costs of continuing the level of maintenance and security required by this Agreement, a pro rata portion of insurance (including public liability and casualty insurance) attributable to such Lease or Lease Premises, Owned Real Property or Sparrow Property and all other categories of expenses, obligations and liabilities arising or accruing under or in connection with such Lease (whether or not billed by the applicable counterparty to such Lease), Owned Real Property or Sparrow Property. For the avoidance of doubt, Occupancy Expenses shall not include any Seller’s costs and expenses of (a) any professionals retained in connection with the Bankruptcy Cases or (b) counsel of any kind except to the extent counsel is retained with respect to a Lease, Owned Real Property or Sparrow Property and not the Sellers’ other operations.

(i) The definition of “PA Liabilities Services Agreement” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety.

(j) The following is hereby added as a new defined term:

“Proration Date” shall have the meaning given in Section 9.11(a).

(k) The definition of “Securities Consideration” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Securities Consideration” shall mean the securities described in Schedule 9.2.

(l) The following is hereby added as a new defined term:

“Services Agreement” shall mean the agreement substantially in the form attached hereto as Exhibit I.

(m) The following are hereby added as new defined terms:

“Sparrow Leases” shall mean the Sparrow Subleases together with the lease listed in Schedule 1.1(r).

“Sparrow Subleases” shall mean each of (i) those leases or lease agreements (including ground leases) related to the Sparrow Properties under which any Seller is the lessor (including the leases listed on Schedule 1.1(s)) (together with all amendments, modifications, supplements and renewals thereof), and (ii) to the extent applicable to such leases and lease agreements, all non disturbance agreements with fee owners or senior landlords, subordination, non disturbance and attornment agreements, waivers and consents in favor of any Seller, estoppel certificates from landlords under any such leases and lease agreements (to the extent assignable), and landlord waivers or other collateral access agreements in favor of any Seller or any asset based lenders.

(n) The definition of “Store Cash” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Store Cash” shall mean any cash of the Sellers in the registers or otherwise held at any Operating Lease Property, any Operating Owned Property or any Sparrow Property, in an amount not to exceed $17,000,000.

(o) The definition of “Second Lien Line of Credit Facility” contained in Section 1.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Second Lien Line of Credit Facility” shall mean each line of credit facility granted pursuant to an amendment to the Second Lien Credit Agreement.

SECTION 1.02. Section 2.1(p) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(p) any and all Actions or Claims (other than returns of merchandise for warranty claims (except, for the avoidance of doubt, to the extent Related to Acquired Inventory or comprising Assumed Liabilities)) of Sellers as of the Closing that (i) constitute Acquired Assets under any other subsection of this Section 2.1, or (ii) are against vendors, counterparties to leases, licenses or other contracts, customers, Transferred Employees or parties to other commercial relationships of the Business, in each case as of immediately prior to the Closing, that arose in connection with the ownership of the Acquired Assets or the operation of the Business or the Acquired Assets, excluding (in each case) any Actions or Claims that are, or are Related to, an Excluded Asset or Excluded Liability;”

SECTION 1.03. Section 2.1(r) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(r) the KCD Notes;”

SECTION 1.04. Section 2.1(t) of the Purchase Agreement is hereby deleted in its entirety on the basis that its subject matter is addressed by Section 2.1(p) of the Purchase Agreement.

SECTION 1.05. Section 2.1(v) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(v) the release of the Released Estate Claims in accordance with Section 9.13;”

SECTION 1.06. Section 2.1(bb) of the Purchase Agreement is hereby amended to remove the word “and” at the conclusion of such Section, Section 2.1(cc) of the Purchase Agreement is hereby amended to replace the period at the conclusion of such Section with a semicolon and the following is hereby added as Section 2.1(dd) of the Purchase Agreement:

“(dd) subject to Section 2.13, any Acquired Foreign Assets; and”

SECTION 1.07. The following is hereby added as Section 2.1(ee) of the Purchase Agreement:

“(ee) any bank accounts of the Sellers as may be agreed by Buyer and the Sellers prior to the Closing Date (but, for the avoidance of doubt, not including any cash in any such bank accounts).”

SECTION 1.08. Section 2.2(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i) all Claims, Proceedings, and causes of action of Sellers other than Claims described in any subsection of Section 2.1. Notwithstanding anything to the contrary in Section 2.1(p) or elsewhere, the Excluded Assets shall include (A) all Claims, Proceedings and causes of action of Sellers against vendors, counterparties to leases, licenses or other contracts, customers, Transferred Employees or parties to other commercial relationships of the Business, in each case as of immediately prior to the Closing, that that did not arise in connection with the ownership of the Acquired Assets or the operation of the Business or the Acquired Assets; (B) all Avoidance Actions; (C) all Released Estate Claims; and (D) all Claims, Proceedings, and causes of action described in the second sentence of Section 9.13(e)(ii) (other than in clause (a) thereof), including any Claims against the Sellers or their directors, officers, insiders or shareholders under any applicable Law arising from any pre-petition transaction including for breach of fiduciary duty, fraudulent conveyance, or illegal dividend. Nothing in this Section 2.2(i) or in any subsection of Section 2.1 shall affect the scope of the Released Estate Claims or Section 9.13, and in the event of any conflict between Section 2.2(i) and any subsection of Section 2.1, on the one hand, and Section 9.13, on the other hand, Section 9.13 shall govern;”

SECTION 1.09. Section 2.2(n) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(n) all bank accounts (except as otherwise provided in Section 2.1(ee);”

SECTION 1.10. Section 2.2(p) of the Purchase Agreement is hereby amended to remove the word “and” at the conclusion of such Section and Section 2.2(q) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(q) the SHIP Purchase Agreement Assets (if the SHIP Closing shall have occurred prior to the Closing Date); and”

SECTION 1.11. In Section 2.3(i) of the Purchase Agreement, the reference to “Section 9.2” is revised to refer to “Section 9.2(a)”.

SECTION 1.12. Section 2.3(j) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(j) all Liabilities with respect to the Transferred Employees (i) to the extent arising as a result of an event, action or omission that occurs on or following the Closing Date or (ii) expressly assumed by Buyer and its Subsidiaries pursuant to Section 9.7 (including under the Employee Lease Agreement);”

SECTION 1.13. Section 2.3(n) of the Purchase Agreement is hereby amended to remove the word “and” at the conclusion of such Section, Section 2.3(o) of the Purchase Agreement is hereby amended to replace the period at the conclusion of such Section with a semicolon and the following is hereby added as Section 2.3(p) of the Purchase Agreement:

“(p) the claims underlying the mechanics’ liens identified in Section 2 of Schedule 6.5; and”

SECTION 1.14. The following is hereby added as Section 2.3(q) of the Purchase Agreement:

“(q) all fee and reimbursement obligations in connection with any Backstopped Letter of Credit.”

SECTION 1.15. Section 2.3(k)(x) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(x) Notwithstanding anything to the contrary herein or in the Approval Order, and for the avoidance of doubt, the Buyer’s agreement to pay Assumed 503(b)(9) Claims, Other Payables, or any other administrative or priority claim of the Sellers pursuant to the terms hereof is a general unsecured contractual obligation of the Buyer owed solely to the Sellers;”

SECTION 1.16. Section 2.4(p) of the Purchase Agreement is hereby amended to add the word “and” at the conclusion of such Section, Section 2.4(q) of the Purchase Agreement is hereby amended to replace “; and” at the conclusion of such Section with a period and Section 2.4(r) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(r) [Reserved].”

SECTION 1.17. The final paragraph of Section 2.4 is revised to read as follows:

“For the avoidance of doubt, (i) all Taxes of any Seller shall be Assumed Liabilities, regardless of the time and circumstances giving rise to any such Taxes, except for any Tax expressly excluded under Section 2.4(h) or Section 2.4(i) and (ii) the Liabilities of any entity that is an Acquired Foreign Asset shall not be Excluded Liabilities.”

SECTION 1.18. Section 2.6 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.6 Purchase and Sale of Designation Rights. Upon the terms and subject to the conditions of this Agreement and the Approval Order, on the Closing Date, Sellers shall sell, transfer, assign and convey, or cause to be sold, transferred, assigned and conveyed, to Buyer, and Buyer shall purchase from Sellers, the Designation Rights. For the avoidance of doubt, the sale, transfer, assignment and conveyance of the Designation Rights provided for herein on the Closing Date shall not effectuate a sale, transfer, assignment or conveyance of any Designatable Lease to Buyer or any other Assignee, which shall only be effectuated on a Designation Assignment Date; provided, that, notwithstanding the foregoing, Buyer shall be responsible for all Expenses arising under or related to any Designatable Lease from and after the Closing Date until, if applicable, the rejection of such Designatable Lease in accordance with this Agreement. Subject to the terms and conditions of this Agreement, the Approval Order and the requirements of section 365(b) of the Bankruptcy Code, Buyer shall have the right to designate itself or any other Person as the Assignee to which a Designatable Lease is to be assumed and assigned. The Designation Rights shall terminate upon the expiration of the Designation Rights Period.”

SECTION 1.19. Section 2.8(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Notwithstanding anything to the contrary contained in this Agreement, the Sellers shall not transfer the KCD Notes to Buyer, and Buyer shall not assume the PA Liabilities from the Sellers, unless and until the Sellers have received the requisite consent of the Bermuda Monetary Authority or any other applicable Bermuda regulatory authority to the transfer of the KCD Notes (the “BMA Consent”). The Sellers shall cooperate with Buyer in determining the manner in which such transfer pursuant to Section 2.1(r) shall take place as soon as practicable after the Closing. The Sellers shall use reasonable best efforts to obtain the BMA Consent and Buyer shall cooperate in such efforts. Immediately following receipt of the BMA Consent, the transfer of the KCD Notes and the assumption of the PA Liabilities shall take place simultaneously. From the Closing Date until such time as the transfer of the KCD Notes and the assumption of the PA Liabilities occurs, pursuant to the Services Agreement, (i) Buyer shall provide services to the applicable Sellers sufficient to enable Sellers to perform the PA Liabilities and (ii) in consideration for such services, Sellers shall pay to Buyer an amount equal to the aggregate of all amounts paid by Buyer to Sellers with respect to any licenses under which Buyer licenses the KCD IP.”

SECTION 1.20. Section 2.9 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.9 If, at any time prior to the date that is sixty (60) days after the Closing Date, but in no event later than May 3, 2019 (the “Designation Deadline”), Buyer so determines as to any Contract that is Related to the Acquired Assets or is an IP License, in each case but is not an Initial Assigned Contract (other than (i) any lease of non residential real property and (ii) any Excluded Asset set forth in Section 2.2) (each, an “Additional Contract”), Buyer may elect, after consultation with the Sellers, by written notice delivered to the Sellers, to designate for assignment or assumption and assignment any Additional Contract for no additional consideration. Upon the designation of any such Additional Contract as an Assigned Agreement pursuant to this Section 2.9, the Sellers will use their reasonable best efforts to assume and assign to the applicable Assignee such Additional Contract so long as the Buyer pays all Expenses accrued post-Closing and all Cure Costs associated with such Additional Contract; provided, however, that nothing herein shall be deemed or construed to obligate the Sellers to retain, or refrain from rejecting or terminating any Lease or Contract after the Designation Deadline that does not constitute an Assigned Agreement. Notwithstanding anything to the contrary herein, the Sellers shall not be obligated to assume and assign any Contract pursuant to this Section 2.9 with respect to which Buyer fails to satisfy the Bankruptcy Court as to adequate assurance of future performance or for which Consent is required to assume and assign such Additional Contract and such Consent has not been obtained, provide that the Parties shall use their reasonable best efforts to obtain all such Consents. Without duplication of any amounts payable under the Services Agreement, Buyer shall pay all Expenses accrued after the Closing with respect to any Additional Contract that is not ultimately designated as an Assigned Agreement if and to the extent Buyer receives a benefit under such Additional Contract. If the Sellers also receive a benefit under such Additional Contract after the Closing, Buyer and the Sellers shall allocate a proportionate amount of the Expenses with respect to such Additional Contract to the Sellers (including by netting against amounts owed by Buyer).”

SECTION 1.21. Section 2.11 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.11 Rejection of Outbound IP Licenses. Within seven (7) Business Days after the Closing Date, subject to section 365(n) of the Bankruptcy Code, the Sellers shall file a motion to reject, and take all actions (including actions required under section 365 of the Bankruptcy Code) reasonably necessary to reject any Outbound IP Licenses that (i) are executory Contracts and (ii) are designated by Buyer for rejection at any time prior to the second (2nd) Business Day prior to the Closing Date (such Contracts, “Closing Date Rejected Licenses”). Without limiting the foregoing, promptly following the Designation Deadline, the Sellers shall file a motion to reject, and take all actions (including actions required under section 365 of the Bankruptcy Code) reasonably necessary to reject, any Outbound IP Licenses that (x) are not Closing Date Rejected Licenses, (y) are executory Contracts and (z) are not designated by Buyer for assignment or assumption and assignment as an Assigned Agreement in accordance with the terms of this Agreement or for solely assumption pursuant to Section 9.14(d).”

SECTION 1.22. Section 2.13(a) and Section 2.13(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) On the Closing Date, (i) the Sellers shall use reasonable best efforts to cause each of the Foreign Subsidiaries to sell, transfer, assign, convey and deliver, or cause to be sold, transferred assigned, conveyed and delivered to Buyer or the applicable Assignee, and Buyer or such applicable Assignee shall use reasonable best efforts to purchase, all right, title and interest of each of the Foreign Subsidiaries, in, to or under all assets, properties and rights Related to the Business (other than the Excluded Assets) and any other assets of the type that would have been Acquired Assets had they had been owned by the Sellers as of the Closing Date or minority equity interests in non-U.S. Persons held by Subsidiaries of the Seller (other than any Subsidiary who is a Seller (including, if agreed between Buyer and the Sellers, through transferring the equity of any such Subsidiaries holding such minority equity interests)) (collectively, the “Acquired Foreign Assets”), in each case free and clear of any and all Encumbrances of any kind, nature or description and any Claims, other than Permitted Post-Closing Encumbrances and (ii) subject to and to the extent of the transfer of the Acquired Foreign Assets, Buyer shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms all Liabilities (other than Excluded Liabilities) of the type that would have been Assumed Liabilities had the applicable Foreign Subsidiary been a Seller as of the Closing Date. If the transfer of any Acquired Foreign Assets does not occur at the Closing Date, Seller and Buyer shall use reasonable best efforts to complete such transfer as promptly as practicable and shall enter into such agreements as may be reasonably required to provide Buyer or the applicable Assignee the benefit of such assets until such transfer is consummated. If, at any time prior to the date that is sixty (60) days after the Closing Date, Buyer determines (in its sole discretion) and notifies the Seller that it is necessary or desirable to acquire all of the equity interests in any Foreign Subsidiary in lieu of the acquisition of assets and assumption of liabilities contemplated by the first sentence of this Section 2.13(a), then the Sellers shall use reasonable best efforts to transfer such equity interests, which equity interests shall be deemed to be Acquired Foreign Assets. If (i) the proposed transfer of any Acquired Foreign Assets triggers any right of first offer, right of first refusal or other preemptive right by a third party and (ii) such third party exercises such right of first offer, right of first refusal or other preemptive right, then the Sellers shall pay or cause to be paid to Buyer any consideration received by the Sellers or their Subsidiaries resulting from such exercise (and such transfer shall be deemed to satisfy the Sellers’ obligation to sell, transfer, assign, convey or deliver the applicable Acquired Foreign Asset).

(b) If, at any time prior to the date that is sixty (60) days after the Closing Date, Buyer determines (in its sole discretion) and notifies the Seller that it is necessary or desirable to acquire other minority equity interests in non-U.S. Persons held by Subsidiaries of the Seller (other than any Subsidiary who is a Seller (including, if agreed between Buyer and Sellers, through transferring the equity of any such Subsidiaries holding such minority equity interests)) so as to ensure that Buyer or the applicable Assignee shall be able to secure the benefit of the applicable Acquired Foreign Assets, Buyer may elect, by written notice delivered to the Sellers, to acquire such other minority equity interests directly from the Seller it being agreed by the Parties that such equity interests will be deemed to be Acquired Foreign Assets for the purposes of this Agreement. Following any such election, Buyer and the Seller shall promptly execute all documentation required to effectuate the purchase and sale of such other minority equity interests under applicable Law. If (i) the proposed transfer of any such other minority equity interests triggers any right of first offer, right of first refusal or other preemptive right by a third party and (ii) such third party exercises such right of first offer, right of first refusal or other preemptive right, then the Sellers shall pay or cause to be paid to Buyer any consideration received by the Sellers or their Subsidiaries resulting from such exercise (and such transfer shall be deemed to satisfy the Sellers’ obligation to sell, transfer, assign, convey or deliver the applicable other minority equity interests).”

SECTION 1.23. Section 3.1(a)(ii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) an amount in cash equal to the Store Cash as of 12:01 a.m. New York City time on the Closing Date (the “Store Cash Payment Amount”); plus;”

SECTION 1.24. The following proviso is hereby added at the end of Section 3.1(a):

“provided, that to the extent any portion of the Closing Payment Amount will be used by Sellers to satisfy the existing indebtedness of Sellers under the DIP Credit Agreement with respect to outstanding letters of credit, Buyer shall assume, cash collateralize or backstop any such letters of credit (any such assumed, cash collateralized or backstopped letters of credit, the “Backstopped Letters of Credit”). The obligation of Buyer to pay the cash portion of the Closing Payment Amount shall be reduced on a dollar for dollar basis by the face amount of the Backstopped Letters of Credit. Sellers shall notify Buyer on the Business Day prior to the Closing Date as to any amounts outstanding under the DIP Credit Agreement as to which Buyer shall be required to assume or backstop letters of credit.”

SECTION 1.25. Section 3.1(b)(iv) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(iv) obligations held by, or credit bid at the direction of, Buyer and its Affiliates as of the Closing Date in an aggregate amount equal to $433,450,000 under (x) the Second Lien Term Loan; (y) the Second Lien Line of Credit Facility; and (z) the Second Lien PIK Notes,”

SECTION 1.26. Section 3.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.3 Closing Payment.

(a) At the Closing, Buyer shall:

(i) pay to Sellers by wire transfer of immediately available funds into one or more accounts designated by Sellers an amount in cash equal to the Closing Payment Amount less the Deposit Amount less the Store Cash Payment Amount plus any amounts payable pursuant to Section 3.1(c); and

(ii) deliver the Securities Consideration to the Sellers.

(b) Within one (1) Business Day following the Closing Date, the Sellers shall deliver a statement to Buyer setting forth the Store Cash Payment Amount. On the third (3rd) Business Day following the Closing Date, Buyer shall pay to Sellers by wire transfer of immediately available funds into one or more accounts designated by Sellers an amount in cash equal to the Store Cash Payment Amount.”

SECTION 1.27. Section 4.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 4.1 Closing Date. The closing of the sale, transfer, assignment, conveyance and delivery of the Designation Rights and the Sellers’ right, title and interest in, to and under the Acquired Assets by the Sellers to Buyer contemplated hereby (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, or at such other place or time as Buyer and the Sellers may mutually agree, on the third (3rd) Business Day following satisfaction or waiver of the conditions set forth in Article X and Article XI (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). Notwithstanding the immediately preceding sentence, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article X and Article XI (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), then the Closing shall occur instead on the date that is the earlier to occur of (x) any Business Day as may be specified by Buyer on no less than two (2) Business Days’ prior written notice to the Sellers and (y) two (2) Business Days following the final day of the Marketing Period. The date on which the Closing actually occurs is referred to as the “Closing Date”, and for all purposes under this Agreement and any Transaction Document (including the Occupancy Agreement and the Seller Retained Occupancy Agreement), the Closing Date shall be deemed to be 12:01 a.m., New York City time on the date on which Closing actually occurs.”

SECTION 1.28. Section 4.2(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(e) the Employee Lease Agreement and the Services Agreement, each duly executed by Buyer; and”

SECTION 1.29. Section 4.3(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(e) a quit claim deed to be recorded with respect to the Owned Real Property (or with respect to Owned Real Property in Puerto Rico, a deed of purchase and sale with no warranty other than the warranty of title, subject to all matters of record, as such matters are affected by the Approval Order (or if a deed of purchase and sale with such no warranty is not acceptable to the title insurer to receive insurable title in Puerto Rico, such other form of deed of purchase and sale as is reasonably acceptable to Sellers, Buyer and the title insurer to receive insurable title in Puerto Rico)), or if a quit claim deed is not acceptable to the title insurer to receive insurable title in a particular jurisdiction, a no-warranty deed;”

SECTION 1.30. Section 4.3(h) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(h) all tangible embodiments of the Acquired Intellectual Property, including all (i) Software object code and source code related thereto, (ii) all materials and documentation (in electronic and editable form, to the extent existing in such form) necessary for the use, modification, manufacture, sale and other exploitation of the Acquired Intellectual Property, to the extent not included in Intellectual Property Related Documentation, (iii) all content made available on or through any websites and webpages accessed through any Domain Names or Media Accounts included in the Acquired Intellectual Property and all other audio-visual or written materials (including such archival materials) produced by or on behalf of the Sellers, (iv) all Labeling and Marketing Materials and (v) all Product Catalogs and Manuals;”

SECTION 1.31. Section 4.3(k) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(k) a counterpart of each Short Form Assignment provided by Buyer to Seller as of February 5, 2019, duly executed by each applicable Seller (it being understood that post-Closing, the Parties will, in good faith, continue to prepare and execute all other jurisdiction-specific Short Form Assignments provided by Buyer to Seller unless otherwise agreed in writing by the Parties);”

SECTION 1.32. Section 4.3(l) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(l) a counterpart of each IP Power of Attorney provided by Buyer to Seller as of February 5, 2019, duly executed by each applicable Seller (it being understood that post-Closing, the Parties will, in good faith, continue to prepare and execute all other jurisdiction-specific IP Powers of Attorney provided by Buyer to Seller unless otherwise agreed in writing by the Parties);”

SECTION 1.33. Section 4.3(n) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(n) the Employee Lease Agreement and the Services Agreement, each duly executed by the Sellers;”

SECTION 1.34. Section 4.4 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 4.4 Local Sale Agreements. Subject to the terms and conditions hereof, to the extent necessary or desirable to effect the Closing on the terms hereof, Buyer or applicable Assignee and relevant Sellers shall, enter into such agreements or instruments, including a sale agreement and no-warranty deed for the Owned Real Property (or with respect to Owned Real Property in Puerto Rico, a deed of purchase and sale with no warranty other than the warranty of title, subject to all matters of record, as such matters are affected by the Approval Order (or if a deed of purchase and sale with such no warranty is not acceptable to the title insurer to receive insurable title in Puerto Rico, such other form of deed of purchase and sale as is reasonably acceptable to Sellers, Buyer and the title insurer to receive insurable title in Puerto Rico)), or if a quit claim deed is not acceptable to the title insurer to receive insurable title in a particular jurisdiction, a no-warranty deed, and bills of sale and/or assignment and assumption agreements, providing for the sale, transfer, assignment or other conveyance to Buyer or applicable Assignee, in accordance with the requirements of applicable local Law. The Sellers and Buyer acknowledge and agree that to the extent applicable law imposes requirements for transferring assets of record, the Parties will reasonably cooperate to satisfy such requirements as to transfer such assets as promptly as reasonably practical after Closing.”

SECTION 1.35. Section 5.1(c)(ii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) The operation of the GOB Owned Stores during the GOB Period and the Sparrow Properties set forth on Schedule 5.1(c)(ii) (collectively, the “GOB Sparrow Properties” and the Sparrow Properties other than the GOB Sparrow Properties, the “Operating Sparrow Properties”) during the period commencing on the Closing Date and ending on the date that the Seller delivers written notice to Buyer that the “going-out-of-business” sale with respect to such Sparrow Properties has been completed and all inventory of the Sellers has been removed from such Sparrow Properties shall be governed by the Seller Retained Occupancy Agreement and the Seller shall conduct such operation pursuant to such Seller Retained Occupancy Agreement as the Seller determines in its sole discretion.”

SECTION 1.36. Section 5.2(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Within five (5) Business Days following the date upon which Buyer delivers a Buyer Assumption Notice to the Sellers with respect to any Designatable Lease, together with a related assignment agreement substantially in the form attached hereto as Exhibit E (the “Assignment and Assumption of Lease”) executed by the applicable Assignee, the Sellers shall (1) deliver to Buyer and such Assignee a fully executed Assignment and Assumption of Lease and (2) file with the Bankruptcy Court and serve on the applicable lessor(s) and other appropriate notice parties (as applicable) a notice, and shall seek entry by the Bankruptcy Court of the Approval Order in respect of the Designatable Leases subject to such Buyer Assumption Notice. As of the applicable Designation Assignment Date, except for such obligations and liabilities with respect to such Designatable Leases and the related Lease Premises arising during the Designation Rights Period and except for Buyer’s obligations specifically set forth in this Agreement, as between Buyer and the Assignee, Buyer shall have no further obligation or Liability with respect to such Designatable Lease or the related Lease Premises (including any obligation to continue to pay Expenses with respect thereto) and Assignee shall thereafter be solely responsible for all amounts payable or other obligations or liabilities that may be owed in connection with such Designatable Lease or the related Lease Premises; provided, however, that nothing in this sentence shall affect the Sellers’ rights against Buyer with respect to such Designatable Lease or the Lease Premises as set forth in this Agreement.;”

SECTION 1.37. Section 6.6(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Sellers have good and marketable fee title to the Owned Real Property, free and clear of all liens (except for Permitted Encumbrances). None of the Owned Real Property is subject to any leases or tenancies or other rights of occupancy other than the Landlord Leases;”

SECTION 1.38. Section 8.8(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) [Reserved].”

SECTION 1.39. Section 8.8(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) To the extent permitted by applicable Law, during the Management Services Period, the applicable the Sellers shall remain the manager, controller or operator of each Acquired Property, Occupancy Leased Premise and Sparrow Property solely to the limited extent required for any Permit applicable to such Acquired Property, Occupancy Leased Premise or Sparrow Property (in the case of the Sparrow Properties, solely to the extent of any Sellers’ rights related to the Sparrow Properties) to remain effective (the “Management Services”). Notwithstanding the foregoing, to the fullest extent permitted by applicable Law, each of the Sellers hereby appoints Buyer and its Affiliated Designees as agent of such Seller to manage, control and operate each of (i) the Acquired Properties, (ii) Occupancy Leased Premises and (iii) the Sparrow Properties (in the case of the Sparrow Properties, solely to the extent of any Sellers’ rights related to the Sparrow Properties) at which Management Services are being provided (collectively, the “Managed Properties”). Pursuant to their appointment as the Sellers’ agent, Buyer and its Affiliated Designees shall be entitled to manage, control and operate each of the Managed Properties as they see fit in their sole discretion and collect and retain all revenues generated by each Managed Property. In furtherance thereof, the Parties acknowledge and agree that the Sellers shall have no economic interest in the Managed Properties other than the right to receive the Management Services Reimbursements. As consideration for the provision of the Management Services, Buyer shall reimburse the Sellers, or cause the Sellers to be reimbursed, for any reasonable and documented out-of-pocket costs, fees and expenses incurred at any time in providing the Management Services, including any income and other taxes incurred by the Seller and its Subsidiaries in respect of the payment and receipt of such reimbursement (the “Management Services Reimbursements”) and indemnify the Sellers from any Liability arising from the provision of the Management Services, except for any such Liability arising from gross negligence or willful misconduct of the Sellers. For the avoidance of doubt, all employees of the Managed Properties shall be employed by Buyer or its Affiliated Designee and no Seller shall have any authority to take action as an employer with respect to any such employee or to enter into any Contract on behalf of Buyer or any Affiliated Designee except to the extent otherwise provided for pursuant to any arrangement entered into in accordance with Section 9.7(a);”

SECTION 1.40. The following is hereby added as Section 8.10 of the Purchase Agreement:

“Section 8.10 Sparrow Master Lease. The Parties hereby agree that the lease set forth on Schedule 1.1(r) shall be assumed by the Sellers and assigned to the Buyer on the Closing Date.”

SECTION 1.41. Section 9.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Unless Buyer makes the election under Section 2.12(b) to treat all the transactions described in Article II as Designated Sale Transactions (resulting in no transfer of the Sellers’ Tax attributes to Buyer): (1) Buyer shall provide to the Sellers detailed instructions as to steps to take (or not take) in order to secure and preserve the qualification of any of the transactions set forth in this Agreement as a Tax Reorganization (except if and to the extent Buyer determines otherwise, in accordance with Section 2.12(b), in respect of a given transaction or a particular Seller) and to achieve the Tax Result, including with respect to (i) repayment, cancellation or settlement of, or other actions with respect to, intercompany accounts after the approval of the Bankruptcy Plan and on or before the Closing Date, (ii) the merger of any of the Sellers’ Subsidiaries with another Sellers’ Subsidiaries after the approval of the Bankruptcy Plan and on or before the Closing Date or conversion of any of the Sellers’ Subsidiaries into limited liability companies, (iii) the filing of any Tax elections to treat any such Subsidiaries as disregarded entities for U.S. federal income tax purposes, or otherwise taking an action to establish that such Subsidiaries have liquidated for tax purposes, (iv) implementation of the Distribution Requirement in a manner that is consistent with section 507 of the Bankruptcy Code, (v) satisfaction of the ownership requirements set forth in section 382(l)(5)(A)(ii) of the Code, (vi) the manner in which the transfer of the KCD Notes shall take place, and (vii) any other instructions that in the reasonable opinion of tax counsel for Buyer are necessary or desirable to ensure the qualification of the Tax Reorganization and the achievement of the Tax Result, and the Sellers shall follow such instructions; provided that (A) such instructions shall not limit the Sellers’ discretion or actions in respect of (x) operating the Business and its other Assets in the Ordinary Course of Business and in compliance with the other provisions of this Agreement for all periods through the Closing Date, (y) disposing of any of its Assets if and to the extent permitted under the other provisions of this Agreement (z) taking or refraining from taking any action required by this Agreement or by Law, including if such actions would be inconsistent with its obligations under the Bankruptcy Code or other applicable Law, (B) if requested by the Sellers, Buyer’s tax counsel shall deliver to the Sellers a Tax Opinion that each and any such transaction (other than any Designated Sale Transactions) qualifies as a Tax Reorganization, and (C) nothing herein shall affect Buyer’s liability for Taxes that are Assumed Liabilities; (2) subject to the preceding clause (1), the Sellers agree to cooperate with Buyer in order that, for federal income Tax purposes, the transactions effected pursuant to this Agreement, together with the distributions made by, and liquidation of, the Sellers pursuant to the Bankruptcy Plan, are treated as one or more plans of reorganization under section 368 of the Code and as qualifying as one or more reorganizations under section 368(a)(1)(G) of the Code (except if and to the extent Buyer determines otherwise, in accordance with Section 2.12(b), in respect of a given transaction or a particular Seller); (3) any Tax Return in respect of a Tax imposed on any Seller for which Buyer is liable hereunder shall be prepared by Buyer, a copy of such Tax Return shall be provided to SHC at least thirty (30) days prior to the due date thereof, Buyer shall consider in good faith any reasonable comments provided by the Sellers, the Sellers shall, if necessary for filing, properly execute any such Tax Return, and Buyer shall timely and properly file any such Tax Return and pay the amount of any Taxes shown due on any such Tax Return; and (4) immediately following the Closing, subject to applicable Law, the Sellers shall take the steps with respect to the Securities Consideration described in Schedule 9.2. Consistent with and subject to the foregoing, the Seller shall convert any of the Sellers’ Subsidiaries as shall be designated by Buyer to a limited liability company pursuant to instructions provided by Buyer.”

SECTION 1.42. Section 9.3(d) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(d) As soon as practicable (and in any event within ninety (90) days) after the Closing Date, Buyer shall deliver to the Sellers a schedule allocating the Purchase Price (including any Assumed Liabilities treated as consideration for the Acquired Assets for Tax purposes) (the “Allocation Schedule”). The Allocation Schedule shall allocate the

Purchase Price among the Sellers and among the Acquired Assets acquired from each Seller, and shall be prepared in accordance with Section 1060 of the Code if Buyer makes the election under Section 2.12(b) to treat all the transactions described in Article II as Designated Sale Transactions (resulting in no transfer of the Sellers’ Tax attributes to Buyer), and in any case shall be prepared in accordance with applicable law to the extent necessary to comply with reporting in respect of applicable Transfer Taxes. The Allocation Schedule shall be deemed final unless the Sellers notify Buyer in writing that the Sellers object to one or more items reflected in the Allocation Schedule within forty-five (45) days after delivery of the Allocation Schedule. In the event of any such objection, Buyer and the Sellers shall negotiate in good faith to resolve such dispute; provided, however, that if Buyer and the Sellers are unable to resolve any dispute with respect to the Allocation Schedule within sixty (60) days after the delivery of the Allocation Schedule, such dispute shall be resolved by the CPA Firm. The fees and expenses of the CPA Firm in connection therewith shall be borne equally by Buyer and the Sellers. Each of Buyer and the Sellers agrees to file its respective federal, state and local Tax returns in accordance with the Allocation Schedule, and any adjustments to the Purchase Price pursuant to this Section 9.3 shall be allocated in a manner consistent with the Allocation Schedule. For the avoidance of doubt, the Parties shall cooperate in determining the portion of the Purchase Price allocable to the Acquired Assets that are subject to a Transfer Tax prior to the due date of the Tax Return required to be filed in connection with such Transfer Taxes; provided, that if the parties do not agree with respect to such determination, such matter shall be resolved in accordance with the determination of the CPA Firm; provided further, that such Tax Return will be adjusted, as applicable, consistent with the procedures described above, to reflect any adjustments to the allocated Purchase Price. Notwithstanding the foregoing, in the case of any asset for which an allocation of Purchase Price is required earlier than contemplated by the foregoing, the time frame for determination of the allocation of Purchase Price to those assets shall be fixed by the Parties to accommodate such requirement, provided that any such allocation may thereafter be revised for other purposes as appropriate and necessary to reflect the overall final allocation of Purchase Price in the Allocation Schedule.”

SECTION 1.43. Section 9.7 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.7 Employment Offers.

(a) Buyer shall make an offer of employment to any Business Employee represented by a labor union and whose terms and conditions of employment are covered by a collective bargaining agreement (“Represented Employees”) using reasonable best efforts to comply with the requirements of any such collective bargaining agreement. For any Business Employee not represented by a labor union (“Non-Represented Employees”), Buyer shall, or shall cause any of its Subsidiaries to, (i) no later than five (5) days prior to the date determined under the Employee Lease Agreement (the “Offer Effective Date”), use reasonable best efforts to provide a written offer of employment in a comparable position to, effective as of 11:59 p.m., local time, on the Offer Effective Date, each of such Business Employees, or (ii) to the extent required by and in accordance with applicable Law, enter into employment agreements with each of such Business Employees. Those

Business Employees, including both Represented Employees and Non-Represented Employees, who accept such offer of employment on or before the Offer Effective Date in accordance with the provisions of such offer and continue employment with Buyer or any of its Subsidiaries, shall be referred to as “Transferred Employees.” At the Closing, Buyer and the Seller shall enter into the Employee Lease Agreement pursuant to which Buyer shall, at Buyer’s cost, have the benefit of the Business Employees’ (the “Leased Employees”) services during the period from the Closing Date through the Offer Effective Date (the “Lease Period”) such that Buyer may carry on the operation of the Business from and after the Closing Date. In accordance with the Employee Lease Agreement, and for the avoidance of doubt, Buyer shall timely advance to the Seller the actual, out-of-pocket expenses to be paid or provided by the Seller and its Subsidiaries for wages and benefits associated with the Leased Employees during the Lease Period and any other liabilities attributable to Leased Employees that are incurred by the Seller and its Subsidiaries in connection with the Employee Services (as defined in the Employee Lease Agreement) during the Lease Period such that the Seller is in the same economic position as if the Leased Employees had been hired by Buyer as of the Closing. For the avoidance of doubt, during the Lease Period, the Seller and its Subsidiaries shall continue to provide to each of the Leased Employees compensation and benefits on the same basis as they were provided to such Leased Employee immediately prior to the Closing Date.

(b) Subject to the last sentence of this Section 9.7(b) and except as otherwise expressly provided in this Section 9.7(b), with respect to each Transferred Employee who remains employed by Buyer or any of its Subsidiaries, Buyer shall, or shall cause any of its Subsidiaries to, provide for the period commencing on the Offer Effective Date and ending on the last day of the Sellers’ fiscal year ending in 2020, subject to such Transferred Employee’s continued employment with Buyer or any of its Subsidiaries (as applicable) (i) (A) base salary or hourly wage rate and (B) a target short-term cash incentive opportunity, in each of (A) and (B), that is at least equal to the base salary or wages and target short-term cash incentive opportunity, respectively, provided to such Transferred Employee immediately prior to the Closing Date and (ii) a group health and welfare plan and, subject to and in accordance with Section 9.7(k), a 401(k) plan, qualified under Sections 401(a) and 401(k) of the Code (“401(k) Plan”), that are substantially comparable in the aggregate to the group health and welfare plan and 401(k) Plan under which such Transferred Employee participates as of the date hereof. For the avoidance of doubt, (x) the terms of this Section 9.7(b) shall apply notwithstanding anything to the contrary in any non-solicitation or similar agreement currently entered into by Buyer or any of its Affiliates and the Sellers and (y) from and after the date hereof, no such non-solicitation or similar agreement by Buyer and any Seller or any Affiliate thereof entered into prior to the date hereof shall prevent Buyer from hiring (or seeking to hire) any employee of the Sellers. The Parties agree to cooperate in good faith to coordinate the establishment of benefit plans and arrangements so as to satisfy the obligations set forth in this Section 9.7(b)(ii).

(c) Except as otherwise provided under the terms of the applicable Employee Plan, each Transferred Employee shall be given credit for all service with the Sellers under all employee benefit plans, programs and policies and fringe benefits of the Business or Buyer or any of its Subsidiaries in which they become participants (i) for purposes of eligibility, participation, and vesting (but not benefit accruals), and (ii) with respect to any vacation and severance plans, programs or arrangements of Buyer or its Subsidiaries, for purposes of determining the level of benefits except to the extent such crediting would result in duplication of benefits with respect to the same period of service.

(d) If a Transferred Employee becomes eligible to participate in a medical, dental or health plan of Buyer (or its Subsidiaries), Buyer shall, or shall cause its Subsidiaries to, to the extent permitted by (x) applicable Law and (y) the terms of the applicable medical, dental or health plan of Buyer or any of its Subsidiaries in which the Transferred Employee participates following the Closing, cause the plan provider of such plan to (i) waive any preexisting condition limitations to the extent such pre-existing condition limitations would not have been applicable under the applicable medical, dental or health plans of the Sellers as of immediately prior to the Closing Date and (ii) credit any complete or partial satisfaction of any deductible and out-of-pocket expenses incurred by the Transferred Employee and his or her dependents under the applicable Seller’s or its Subsidiaries’ medical, dental or health plans during the portion of the calendar year in which the Closing Date occurs. Buyer agrees to use commercially reasonable efforts to cause a medical, dental and health plan provider to provide such waivers and credits contemplated by the first (1st) sentence of this Section 9.7(d). If a Transferred Employee becomes eligible to participate in a group term life insurance plan maintained by Buyer or its Subsidiaries, Buyer shall use commercially reasonable efforts to cause such plan to waive any medical certification for such Transferred Employee up to the amount of coverage the Transferred Employee had under the life insurance plan of the Sellers (but subject to any limits on the maximum amount of coverage under Buyer’s life insurance plan).

(e) Except as required by Law or an applicable bargaining agreement or as otherwise agreed in writing by the Parties, Buyer or any of its Subsidiaries shall provide severance and other separation benefits to each Leased Employee and Transferred Employee terminated by Buyer or any of its Subsidiaries within the period commencing on the Closing Date and ending on the last day of the Sellers’ fiscal year ending in 2020 that are at least equal to the severance and other separation benefits provided by the Seller and its Subsidiaries to such Leased Employee and Transferred Employee as in effect immediately prior to the Petition Date, it being understood that such severance and other separation benefits do not include any long-term incentive, equity incentive, defined benefit pension or retiree welfare or life insurance benefits.

(f) Except as prohibited by applicable Law, each offer letter shall provide that by accepting employment with Buyer the Business Employee is acknowledging that Buyer is assuming, and Buyer shall assume all vacation days and other paid time off accrued but not yet taken by each Transferred Employee through the Offer Effective Date, in accordance with their terms as of the date hereof. To the extent that applicable Law prohibits a Transferred Employee’s vacation from being assumed by Buyer and requires that a Transferred Employee to be paid for any vacation days and other paid time off accrued but not yet taken by such Transferred Employee as of the Offer Effective Date without regard to any acknowledgement by such Transferred Employee to the contrary, the Sellers shall pay each Transferred Employee for such vacation days.

(g) The Sellers agree to pay to the Transferred Employees any bonus (including any related payroll Taxes) that such Transferred Employees would have been paid had they remained employees of the Sellers through the date the bonus in respect of the fiscal year ending February 2, 2019.

(h) Buyer and the Seller agree to cooperate in good faith to ensure that Transferred Employees do not experience a break in health coverage from and after the Closing Date. Buyer shall take commercially reasonable efforts to provide or make available the health coverage required by Section 4980B of the Code available with respect to any individual who is an “M&A Qualified Beneficiary” (as defined in Treasury Regulation Section 54.49806-9 (Q&A 4) of the Code) as the result of the consummation of the Transactions. Notwithstanding the foregoing, Buyer shall take all actions reasonably necessary to ensure that all Leased Employees shall transfer to Buyer’s health and welfare plans effective as of the Offer Effective Date, provided, that if any such employee continues coverage under COBRA under the health and welfare benefit plans maintained by the Seller or its Subsidiaries, Buyer shall reimburse the Seller for the positive difference, if any, between (x) the claims incurred and paid under such plan attributable to such employee and any eligible dependents, and (y) the COBRA coverage premiums paid by such employee, with such amount to be determined on a monthly basis. The Seller and Buyer shall negotiate in good faith to agree upon the timing for and the mechanics of reimbursement of all fees, costs and expenses incurred by the Seller pursuant to the immediately foregoing sentence.

(i) From and after the Closing Date, subject in all respects to the limitations set forth in Section 2.3(k), Buyer shall, within thirty (30) days following written demand by the Seller, with such supporting documentation as Buyer shall reasonably request, reimburse the Sellers for the payment of any cash severance or other cash separation pay, and the Sellers’ or their Subsidiaries’ portion of any related employment and payroll Taxes, made by any Seller or any Subsidiary of a Seller to any employee of any Seller or their Subsidiaries whose employment with any of the Sellers or their Subsidiaries terminated following the Petition Date or terminates on, or following the Closing Date (it being understood that this does not include any Transferred Employees who shall have become the employees of Buyer and its Subsidiaries and shall be covered by Buyer’s obligations as set forth in Section 9.7(b)), to the extent of the cash severance or other cash separation pay that has been paid on or following the Petition Date and prior to the Closing Date or would have been due and payable had such employee’s employment been terminated by any of the Sellers or their Subsidiaries immediately prior to the date hereof (the reimbursement Liabilities of Buyer set forth in this Section 9.7(i), including with respect to any related employment and payroll Taxes, the “Severance Reimbursement Obligations”).

(j) The Sellers shall retain liability for all medical, dental and health claims incurred by Transferred Employees (and their dependents) under the employee welfare benefit plans of the Sellers prior to the Closing. Buyer shall be liable for all medical, dental and health claims incurred by Transferred Employees (and their dependents) under the employee welfare benefit plans of Buyer or any of its Subsidiaries on or after the Employee Effective Date. For purposes of this Section 9.7(j), a claim shall be deemed to have been incurred on the date on which the medical or other treatment or service was rendered and not the date of the inception of the related illness or injury or the date of submission of a claim related thereto; provided, that claims relating to a hospital confinement that begins on or before the Closing but continues thereafter shall be treated as incurred before the Closing.

(k) U.S. Savings Plan.

(i) As soon as practicable following the Closing Date, Buyer shall, or shall cause its Subsidiaries to, establish a new savings plan or designate an existing savings plan qualified under Section 401(a) of the Code and including a cash or deferred feature under Section 401(k) of the Code and a related trust thereunder which shall be exempt under Section 501(a) of the Code (“Buyer’s Savings Plan”) that will permit participation by all Transferred Employees who are participating in the Seller’s or its Subsidiaries’ 401(k) Plan (“Seller’s Savings Plan”) as of the Closing Date.

(ii) No assets or liabilities of Seller’s Savings Plan shall be transferred to Buyer’s Savings Plan, other than in connection with a rollover of a Transferred Employee’s account balance under Seller’s Savings Plan. Except as could reasonably be expected to cause the Buyer’s Savings Plan to cease to qualify under Section 401(a) and 401(k) of the Code or cause the trust to cease to be qualified under Section 501(a) of the Code or otherwise result in the Buyer or its Affiliates incurring any penalties thereunder, Buyer shall permit the Transferred Employees to roll over into Buyer’s Savings Plan any rollover distribution (in cash or loan notes of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code)). Effective as of the Closing, the Seller shall and shall cause it Subsidiaries to take any action necessary to ensure that the accounts of each Transferred Employee in Seller’s Savings Plan shall be fully vested and nonforfeitable.

(l) The Parties acknowledge and agree that all provisions contained in this Section 9.7 are included for the sole benefit of the respective Parties and shall not create any right (i) in any other person, including any Business Employees, Transferred Employees, current or former employees of the Seller, any participant in any Employee Plan or any compensation or benefit plan, program, agreement or arrangement of Buyer or its Subsidiaries or any beneficiary thereof or (ii) in any other person, to continued employment with Buyer or its Subsidiaries or particular compensation or benefits coverage in any compensation or benefit plan, program, agreement or arrangement of Buyer or its Subsidiaries. The provisions of this Section 9.7 shall not constitute an amendment to any Employee Plan or any plan, program, agreement or arrangement maintained by Buyer or any of its Subsidiaries.

(m) The Sellers and Buyer hereby agree to follow the “alternate procedure” for employment tax reporting as provided in Section 5 of Rev. Proc. 2004-53, 2004-34 I.R.B. 320 for each Transferred Employee and to cooperate with each other in furtherance thereof. Provided that the Sellers provide Buyer with all necessary payroll records for the calendar year which includes the date on which the Transferred Employee commences employment with Buyer, Buyer, and not the Sellers, shall furnish a Form W-2 to each Transferred Employee, disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom.

(n) Effective as of the Offer Effective Date, Buyer shall assume the collective bargaining agreements listed on Schedule 6.9(a).”

SECTION 1.44. Section 9.11 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.11 Apportionments.

(a) The Sellers and Buyer shall prorate all items of revenue and expense with respect to the Owned Real Property, the Lease Premises, the lease identified in Schedule 1.1(r) and the Sparrow Properties as of the Closing Date with the Sellers being entitled to all revenues and responsible for all fees, costs and expenses accrued or apportioned up to but not including the Closing Date and Buyer being entitled to all revenues and responsible for all fees, costs and expenses from the Closing Date forward; provided, however, that with respect to the GOB Stores the proration date for each GOB Store will be the date that is the first day after the end of the GOB Period for each such GOB Store. As used herein, the “Proration Date” shall mean the Closing Date with respect to any Owned Real Property, Lease Premises or Sparrow Property that is not a GOB Store and for any GOB Store shall mean the date that is the first day after the end of the GOB Period for such GOB Store. In order to effectuate the foregoing the following shall apply:

(i) with respect to Owned Real Properties and any Sparrow Properties that are owned in fee, all rental income will be prorated on a daily basis for the month in which the proration date occurs based on the amounts of rent due for the month in which the Proration Date occurs;

(ii) with respect to all Lease Premises, all Sparrow Properties that are leased, the lease described in Schedule 1.1(r) and all Sparrow Subleases, all rental payments will be prorated on a daily basis for the month in which the proration date occurs based on the amount of rent paid and all rental income will be prorated on a daily basis based on the rental amounts due for the month in which the Proration Date occurs; provided, however, that there shall be no proration of rent with respect to each of SRC O.P. LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC that are “dark” stores as all parties reserve their rights with respect thereto as described in Section 8.9;

(iii) for all Properties and the Sparrow Properties (1) all utilities (including telephone service, water, sewer rents, heat, steam, electric power, gas and CAM payments with respect thereto) will be prorated on a daily basis for the month in which the Proration Date occurs based on the budgeted amounts for each such item set forth in the Sellers’ utility plan for each such Property delivered to Buyer prior to the Closing Date (which budgeted amounts shall be based on prior actual use for such Property), (2) payments due under all third party Contracts will be prorated on a daily basis for the month in which the Proration Date occurs based on the amounts due under each such Contract for such month. With respect to all maintenance performed with respect to the Properties and Sparrow Properties in the ordinary course and common area maintenance performed by the Sellers required to be performed by the Sellers under any third-party Contract, to the extent performed by the Sellers the actual third-party costs and expenses incurred by the Sellers with respect to such maintenance will be prorated based on the average amounts thereof for the same calendar month in the past three years for each such respective Property;

(iv) for all Owned Properties, Lease Premises, Sparrow Properties, Sparrow Subleases and the lease described in Schedule 1.1(r) all payments and premiums with respect to property, casualty and liability insurance will be prorated on a daily basis for the month in which the Proration Date occurs based on the amounts paid by the Sellers;

(v) Buyer and Seller shall prorate Property Taxes pursuant to Section 9.2(d), with Seller responsible for the period up to the Closing Date and Buyer responsible for the Closing Date forward; provided, however, that if the net amount that would otherwise be paid by Sellers and/or credited to Buyer is in the aggregate $135,000,000 or less, then such amount shall be borne by Buyer as an Assumed Property Tax Liability and no further charge shall be taken into account in the proration schedules with respect to any Property Taxes. If such amount exceeds $135,000,000 in the aggregate, then Sellers shall be charged for such excess in the prorations, and Buyer shall assume and pay directly all unpaid Property Taxes (taking into account the fact that Sellers will have been charged in the prorations for the amount in excess of $135,000,000 of Assumed Property Taxes); and

(vi) Sellers shall be charged for the amount of any underlying mechanics’ liens with respect to any Owned Real Property (other those identified in Section 2 of Schedule 6.5) that are not paid, discharged by order of the Bankruptcy Court or bonded over in a manner reasonably acceptable to Buyer; provided, however, that the amount to be prorated pursuant to this subparagraph (vi) shall not be reflected or taken into account in the Initial Proration Schedule or the initial proration but shall be reflected in the Final Proration Schedule.

(b) Nothing contained in this Section 9.11 shall limit or affect any Party’s rights or obligations under the Occupancy Agreement or the Seller Retained Occupancy Agreement.

(c) With respect to the Citi L/C Facility, all letter of credit commitment fees shall be prorated on a daily basis for the month in which the Closing Date occurs based on the amounts paid. All amounts unreimbursed as of the Closing Date under the Citi L/C Facility with respect to drawn letters of credit, along with any accrued interest thereon, will be allocated to the Sellers.

(d) The prorations set forth in this Section 9.11 shall be settled as follows:

(i) the Seller shall provide Buyer, prior to the Closing Date, a schedule setting forth each item to be prorated pursuant to this Section 9.11, including the total amount and a calculation of such proration to be on account or credit to Buyer and the Seller (the “Initial Prorations Schedule”);

(ii) following the Closing, to the extent the Seller receives any additional invoices with respect to items set forth in this Section 9.11, the Seller shall promptly (but in no event more than five (5) Business Days after receipt) deliver all such invoices to Buyer;

(iii) during the seven (7) Business Day period following the Closing Date, Buyer and Seller shall work in good faith to account for each of the items set forth in the Initial Prorations Schedule (taking into account any additional invoices, payments and requests for payment received during such period) and shall reasonably cooperate to agree to agree on an updated calculation of such prorations to be on account or credit to Buyer and Seller (the “Post-Closing Prorations Schedule”);

(iv) if the net amount of prorations set forth in the Post-Closing Prorations Schedule results in a payment due from Buyer to Seller then Buyer shall make such payment to Seller within one (1) Business Day after the end of such seven (7) Business Day period following Closing. If the net amount of prorations set forth in the Updated Prorations Schedule results in a payment due from Seller to Buyer then Seller shall make such payment to Buyer within one (1) Business Day after the end of such seven (7) day period following Closing;

(v) seventy-five (75) days following the Closing Date, Buyer shall deliver to Seller an updated calculation of the Post-Closing Prorations Schedule setting forth all updated proration items reflecting all invoices and payments received within the period following Closing and accounting for all amounts owed by Buyer and Seller pursuant to the Occupancy Agreement and the Seller Occupancy Agreement (the “Final Prorations Schedule”); and

(vi) if the net amount of prorations set forth in the Final Prorations Schedule results in a payment due from Buyer to Seller (taking into account any credit or payment made following the Post-Closing Prorations Schedule) then Buyer shall make such payment to Seller within 1 Business Day after delivery of the Post-Closing Prorations Schedule. If the net amount of prorations set forth in the Final Prorations Schedule results in a payment due from Seller to Buyer (taking into account any credit or payment made following the Final Prorations Schedule) then Seller shall make such payment to Buyer within 1 Business Day after delivery of the Final Prorations Schedule.

(e) For the avoidance of doubt, (A) to the extent the Seller is obligated to make a payment prior to Closing (including with respect to a Leased Premises) or receives an invoice prior to Closing with respect to any item to be prorated that is due prior to Closing, the Seller shall make such payment and (B) the extent Buyer receives an invoice following Closing, an amount becomes due with respect to an Acquired Asset following Closing, or the Seller receives an invoice prior to Closing that is due and payable following Closing, Buyer shall make all such required payments. All such payments will be taken into account in the forgoing prorations. The prorations effected pursuant to this Section 9.11 shall be final and not subject to further adjustment.”

SECTION 1.45. Section 9.13 of the Purchase Agreement is hereby amended as follows:

(a) Section 9.13(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Effective upon the Closing, ESL’s Claims against the Debtors arising under (i) the IP/Ground Lease Term Loan Facility; (ii) the FILO Facility; (iii) the Real Estate Loan 2020; (iv) the Second Lien Term Loan; (v) the Second Lien Line of Credit Facility; (vi) the Second Lien PIK Notes and (vii) the Citi L/C Facility (together with the any security interests securing any of the Claims described in the preceding sub-clauses (b)(i)-(vii), collectively, the “ESL Claims”) shall each be deemed allowed for all purposes in the Bankruptcy Cases and under the Bankruptcy Code in the amounts set forth on Exhibit G, as reduced by the credit bid set forth in Section 3.1(b). The allowance of any ESL Claims shall not limit or preclude any claim under any applicable Law or doctrine of collateral estoppel, res judicata, claim or issue preclusion, or otherwise.”

(b) Section 9.13(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(e) For the purposes of this Section 9.13, the terms set out below shall be defined as follows:

(i) “Debtors” means each of the debtors and debtors in possession in the Bankruptcy Cases, including the Sellers.

(ii) “Released Estate Claims” means any and all Claims and causes of action of the Debtors and their estates (i) against ESL arising under sections 363(k), 502(a) or 510(c) of the Bankruptcy Code, (ii) against ESL arising under equitable principles of subordination or recharacterization, (iii) against ESL challenging the allowance of the ESL Claims pursuant to Section 9.13(c); or (iv) against Buyer as a subsequent holder of any Claims in respect of the debt described on Exhibit G. For the avoidance of doubt the Released Estate Claims do not include (a) any Claims or causes of action that are Acquired Assets under any subsection of Section 2.1; or (b) any Claims or causes of action of the Debtors or their estates against ESL or any other Person not specifically described in the preceding sentence, including any Claims or causes of action (i) for constructive or actual fraudulent transfer under 11 U.S.C. 544(b), 548 or 550(a) or any applicable state or federal Law, for breach of fiduciary duty, or for illegal dividend under 8 Del. C. 170-174 or any other state Law (including, but not limited to, any Claims for damages or equitable relief (other than disallowance of the ESL Claims) in connection with the incurrence of any debt described on Exhibit G); (ii) that are related to Lands’ End, Inc., the “spin-off” (as such term is defined in the Information Statement of Lands’ End, Inc. dated March 18, 2014), Seritage Growth Properties, Inc., Seritage Growth Properties, L.P, or the “Transaction” (as that term is defined in the registration statement on Form S-11 filed by Seritage Growth Properties, which registration statement became effective on June 9, 2015), or (iii) that have been asserted (or may be asserted in connection with these Claims and causes of action) by or on behalf of any party in interest in the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 cases captioned In the Matter of a Plan of Compromise or Arrangement of Sears Canada Inc., 9370-2751 Quebec Inc., 191020 Canada Inc., The Cut Inc., Sears Contact Services Inc., Initium Logistics Services Inc., Initium Commerce Labs Inc., Initium Trading and Sourcing Corp., Sears Floor Covering Centers Inc., 173470 Canada Inc., 2497089 Ontario Inc., 6988741 Canada Inc., 10011711 Canada Inc., 1592580 Ontario Limited, 955041 Alberta Ltd., 4201531 Canada Inc., 168886 Canada Inc., and 3339611 Canada Inc., Ontario Superior Court of Justice Court File No.: CV-17-11846-00CL; and in the cases captioned Sears Canada Inc., by its Court-appointed Litigation Trustee, J. Douglas Cunningham, Q.C. v. ESL Invs. Inc., et al., Ont. Sup. Ct. J. (Commercial List) No.: CV-18-00611214-00CL; Morneau Shepell Ltd. in its capacity as administrator of the Sears Canada Inc. Registered Pension Plan v. ESL Invs. Inc., et al., Ont. Sup. Ct. J. (Commercial List) No.: CV-18-00611217-00CL; FTI Consulting Canada Inc., in its capacity as Court-appointed monitor in proceedings pursuant to the Companies’ Creditors Arrangement Act, RSC 1985, c. c-36 v. ESL Invs. Inc., et al., Ont. Sup. Ct. J. (Commercial List) No.: CV-18-00611219-00CL; and 1291079 Ontario Ltd. v. Sears Canada Inc., et al., Ont. Sup. Ct. J. No.: 4114/15CP.”

SECTION 1.46. The following is hereby added as Section 10.11 of the Purchase Agreement:

“Section 10.11 Pay-Down of Real Estate 2020 Loan. To the extent not previously provided, on the Closing Date, the Sellers shall provide to the agent under the Real Estate 2020 Loan all proceeds from the sale or other disposition of collateral pledged to secure the Real Estate 2020 Loan that were closed prior to the Closing Date, including the proceeds held in a segregated account pursuant to paragraph 27 of the Order (I) Approving the Sale of Certain Real Property, (II) Authorizing the Assumption and Assignment of Certain Unexpired Leases in Connection therewith, and (III) Granting Related Relief [Docket No. 1393].”

SECTION 1.47. Section 11.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 11.8 [Reserved].”

SECTION 1.48. The following Exhibits and Schedules are hereby added to the Purchase Agreement or amended as follows:

(a) Schedule 1.1(n) of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(n) of Exhibit A of this Amendment;

(b) Schedule 1.1(m) of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(m) of Exhibit A of this Amendment;

(c) Schedule 1.1(o) of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(o) of Exhibit A of this Amendment;

(d) Schedule 1.1(p) of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(p) of Exhibit A of this Amendment;

(e) “Schedule 1.1(r): Sparrow Master Leases” shall be added as a new Schedule to the Purchase Agreement as set forth on Schedule 1.1(r) of Exhibit A of this Amendment;

(f) “Schedule 1.1(s): Sparrow Subleases” shall be added as a new Schedule to the Purchase Agreement as set forth on Schedule 1.1(s) of Exhibit A of this Amendment;

(g) “Schedule 5.1(c)(ii): GOB Sparrow Properties” shall be added as a new Schedule to the Purchase Agreement as set forth on Schedule 5.1(c)(ii) of Exhibit A of this Amendment;

(h) Schedule 6.6(a)(2) of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 6.6(a)(2) of Exhibit A of this Amendment;

(i) Schedule 6.6(c)(2) of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 6.6(c)(2) of Exhibit A of this Amendment;

(j) Schedule 6.6(a)(4) is hereby amended to add the following:

RE ID	City	State/ Locality	SHC Format	Close Date	Active Licensed Businesses in Store
9944	Baltimore	MD			Universal Vending

(k) Schedule 6.6(e)(3) is hereby amended to add the following:

STORE NO.	STATE	CITY	ADDRESS	DESCRIPTION
1430	Ohio	Middleburg Hts.		Alleged slip-and-fall outside of the store on 2/2/2017.

(l) “Schedule 9.2: Securities Consideration” shall be added as a new Schedule to the Purchase Agreement as set forth on Exhibit B of this Amendment;

(m) Exhibit G of the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit C of this Amendment;

(n) Annex 1 to the Schedules to the Purchase Agreement is hereby modified in the following respects:

(i) the listed Trademark registration number for U.S. Trademark application number 87/245749 for the Trademark “SHOP YOUR WAY RELAY” is hereby deleted and replaced with U.S. registration number “5640230”;

(ii) the listed Owner of U.S. Trademark registration number 2729666 for the Trademark “METAPHOR” is hereby deleted and replaced with “SEARS BRANDS, L.L.C.”;

(iii) the listed Owner of U.S. Trademark registration number 649324 for the Trademark “SEARS-O-PEDIC” is hereby deleted and replaced with “SEARS BRANDS, L.L.C.”;

(iv) the listed Owner of U.S. Trademark registration number 2495828 for the Trademark “WEATHERBEATER ULTRA” is hereby deleted and replaced with “SEARS BRANDS, L.L.C.”;

(o) Annex 3 to the Schedules to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit D of this Amendment;

(p) Annex 4 to the Schedules to the Purchase Agreement is hereby modified in the following respects:

(i) the listed Owner of U.S. Copyright registration number PA0000228198, titled “USArt--the gift of ourselves / produced by Universal Studios ; produced by Bruce Seth Green ; written, directed, and edited by Stephen Judson” is hereby deleted and replaced with “Sears Brands, L.L.C. (legal owner); Sears-Roebuck Foundation (record owner)”;

(ii) the listed Owner of U.S. Copyright registration number PA0000108820, titled “Growing up, growing older / produced by Richard Whiting ; directed by Phil Alden Robinson” is hereby deleted and replaced with “Sears Brands, L.L.C. (legal owner); Sears-Roebuck Foundation (record owner)”;

(iii) the following copyright registrations are hereby added to Annex 4

Owner	Full Title	Registration Number	Registration Date
Sears, Roebuck and Company	Home repair know how saves you money / prepared for Sears, Roebuck, and Company.	TX0000593525	1980

Sears, Roebuck and Company	Kenmore microwave cooking.	TX0000860819	1981

Sears, Roebuck and Company.	Sears, Roebuck catalog of houses, 1926 : an unabridged reprint / Sears, Roebuck, and Company.	TX0003156863	1991

(q) Annex 5 to the Schedules to the Purchase Agreement is hereby modified by deleting all references to “Sears Canada Inc.” as a Domain Name Owner and replacing such references with “SEARS BRANDS, L.L.C. (legal owner); Sears Canada Inc. (record owner)”.

ARTICLE II MISCELLANEOUS

SECTION 2.01. This Agreement (including the Exhibits), the Confidentiality Agreement and the other Transaction Documents contain all of the terms, conditions and representations and warranties agreed to by the parties hereto relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, understandings, negotiations, correspondence, undertakings and communications of the parties hereto or their representatives, oral or written, respecting such subject matter. The terms of this Amendment shall constitute a waiver of the Purchase Agreement only with respect to the specific amendments herein and shall in no way impair the rights of any Party in any other respect.

SECTION 2.02. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, email in “portable document format” (“.pdf”) form, or by other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

SECTION 2.03. The signature page of each party to this Amendment who was not a Party to the Purchase Agreement on the date of the Purchase Agreement shall indicate such party’s agreement to be bound by all of the terms of the Purchase Agreement as a Seller thereunder as if such party were a Party on the date of the Purchase Agreement. In the case of KMart Stores of Illinois LLC, the signature of such party to this Amendment shall also be deemed to replace the signature page for “KMart of Illinois LLC” to the Asset Purchase Agreement.

SECTION 2.04. Except as otherwise provided herein, the Purchase Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby, although it shall not alter the dates as of which any provision of the Purchase Agreement speaks. For example, phrases such as “as of the date hereof” and “as of the date of this Agreement” shall continue to refer to January 17, 2019, the date that the Purchase Agreement was originally executed.

SECTION 2.05. Article XIII of the Purchase Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered on its behalf by its duly authorized officer as of the date and year first written above.

Transform Holdco LLC

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Holdings Corporation

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart Holding Corporation

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart Operations LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Operations LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears, Roebuck and Co.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer, President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

ServiceLive, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

SHC Licensed Business LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Kmart Corporation, its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

A&E Factory Service, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

A&E Home Delivery, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

A&E Lawn & Garden, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

A&E Signature Service, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

FBA Holdings Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Innovel Solutions, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart Corporation

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

MaxServ, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Private Brands, Ltd.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Development Co.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Holdings Management Corporation

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Home & Business Franchises, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Home Improvement Products, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Insurance Services, L.L.C.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Procurement Services, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Protection Company

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Protection Company (PR), Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Roebuck Acceptance Corp.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears, Roebuck de Puerto Rico, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

SYW Relay LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Sears, Roebuck and Co., its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Wally Labs LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

SHC Promotions LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Big Beaver of Florida Development, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

California Builder Appliances, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Florida Builder Appliances, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

KBL Holding Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart of Michigan, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart of Washington LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Kmart Corporation, its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart Stores of Illinois LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Kmart Corporation, its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart Stores of Texas LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Kmart Corporation, its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

MyGofer LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Kmart Corporation, its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Brands Business Unit Corporation

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Holdings Publishing Company, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Protection Company (Florida), L.L.C.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

SHC Desert Springs, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Kmart Corporation, its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

SOE, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

StarWest, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

STI Merchandising, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Troy Coolidge No. 13, LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer of Kmart Corporation, its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

BlueLight.com, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Brands, L.L.C.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Manager

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Buying Services, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Kmart.com LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President of BlueLight.com, Inc., its Member

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Brands Management Corporation

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

KLC, Inc.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

SRe Holding Corporation

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

SRC Sparrow 2 LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President & Director

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

Sears Reinsurance Company Ltd.

By:	/s/ Wanette Vann
Name:	Wanette Vann
Title:	Vice President
Its duly authorized officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]